UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (May 7, 2025)

Month 1, 2025

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

A copy of the News Release issued by The Goodyear Tire & Rubber Company (the “Company”) on Wednesday, May 7, 2025, describing its results of operations for the first quarter of 2025, is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On May 7, 2025, the Company completed its previously announced sale of the Company’s rights to the Dunlop brand in Europe, North America and Oceania for consumer, commercial and other specialty tires, together with certain associated intellectual property and inventory, to Sumitomo Rubber Industries, Ltd. (“SRI”) pursuant to a Purchase Agreement, dated as of January 7, 2025, between the Company and SRI. The Company received total gross cash proceeds of $735 million, comprised of $526 million for the Dunlop brand, $105 million for a transition support fee for transitioning the Dunlop brand, related intellectual property and Dunlop customers to SRI, and $104 million for the purchase of Dunlop tire inventory.

A copy of the News Release issued by the Company announcing the completion of the transaction is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	News Release, dated May 7, 2025

99.2	News Release, dated May 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: May 7, 2025	By:	/s/ Christina L. Zamarro
Christina L. Zamarro
Executive Vice President and Chief Financial Officer